Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vocodia Holdings Corp

Boca Raton, FL

We hereby consent to the inclusion in this Registration Statement on Form 1-A/A of our report dated April 16, 2024, relating to the financial statements of Vocodia Holdings Corp for to the year ended December 31, 2023 and 2022. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

July 17, 2025